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                             HEALTH MANAGEMENT, INC.
                             1996 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS

     1. Purpose. The purpose of the Health Management, Inc. 1996 Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage directors who are not officers or full- time employees of Health Management, Inc. (the "Company") or any of its subsidiaries ("Nonemployee Directors") to become stockholders in the Company thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the stockholders of the Company more effectively and to encourage them to continue serving as directors.

     2. Shares Reserved. There is hereby reserved for issuance under the Plan an aggregate of 250,000 shares of Common Stock which may be newly-issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

     3. Grant of Options. Each person who is or becomes a Nonemployee Director of the Company on the date of the 1996 annual meeting of stockholders and who has not previously been granted a stock option by the Company while serving as a Nonemployee Director shall be granted an option to purchase 10,000 shares of Common Stock on the first business day after the date of the annual meeting. Each person who becomes a Nonemployee Director after the date of the 1996 annual meeting

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shall be granted an option to purchase 10,000 shares of Common Stock on the first business day after the date of the first annual meeting which occurs during the director's period of service.

     Each Nonemployee Director who was previously granted a stock option by the Company while serving as a Nonemployee Director or who is granted an initial option to purchase 10,000 shares of Common Stock hereunder shall be granted an additional option to purchase 2,500 shares of Common Stock on the first business day after the date of each succeeding annual meeting of stockholders on which the Nonemployee Director is a member of the Board.

     4. Option Price. The option price for each option granted to Nonemployee Directors shall be 100% of the fair market value of the shares subject to option on the date of option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant (or certification of such ownership).

     5. Term; Termination of Service. The option term shall be ten years. All options granted to Nonemployee Directors shall become exercisable in four equal annual installments on the first four anniversaries of the date of option grant. All options shall also become fully exercisable upon the death or retirement of a director or upon a Change in Control of the Company (as defined in Section 8 of the Health Management, Inc. 1996 Stock Option Plan). Each option shall expire three months after the date of optionee's termination of service for any

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reason other than death, retirement or Change of Control. In the event of death, each option shall be exercisable for a period of two years after death. In the event of retirement or termination following Change of Control, each option shall be exercisable for the balance of its term. For these purposes, retirement shall mean termination of service on the Board of Directors after the Nonemployee Director has attained age 65 and completed at least five years of service as a member of the Board or otherwise with the consent of the Board. Except in the case of death, retirement or termination following Change of Control, any option granted to a Nonemployee Director may be exercised during the indicated period following termination only to the extent the option was exercisable on the date of termination.

     6. Nontransferability. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Nonemployee Director's lifetime only by the director or the director's guardian or legal representative. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, any option granted hereunder may be transferred to the director's immediate family or trusts or family partnerships for the benefit of such persons.

     7. Administration. This Plan is intended to be self-governing and requires no discretionary action by any administrative body with respect to any transaction under the

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Plan. All grants of options to directors under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Plan. To the extent, if any, that questions of administration arise, they shall be resolved by the entire Board of Directors.

     8. Adjustment Provisions.

     (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to it (such as by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

     (b) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Nonemployee Director to whom an option has been granted under the Plan shall have the right during the remaining term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of


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such option or portion thereof, as the case may be, immediately prior to such
Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

     9. Registration and Legal Compliance. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate including, without limitation, provisions to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act") or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company

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may be deferred until such registration is effective or such prospectus is available.

     10. Amendment, Suspension and Termination of Plan. The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that no amendment shall, without stockholder approval, increase the number of shares of Common Stock which may be issued under the Plan. No amendment, suspension or termination shall impair the rights of Nonemployee Directors under any outstanding options.

     10. Stockholder Approval. This Plan was adopted by the Board of Directors of the Company on September 16, 1996. The Plan shall be null and void if stockholder approval is not obtained at the 1996 annual meeting of stockholders.

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